Exhibit 99.1

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information reflects the historical financial statements of SandRidge Energy, Inc. (“SandRidge”) adjusted on a pro forma basis to give effect to the sale of certain oil and natural gas properties in the Permian Basin in west Texas (the “Permian Properties”) to Sheridan Holding Company II, LLC (“Sheridan”). SandRidge’s historical results have also been adjusted to give effect to (i) its acquisition of oil and natural gas properties from Hunt Oil Company, Hunt Chieftain Development, L.P., and Hunt Oil Company of Louisiana, Inc. (collectively, “Hunt”), (ii) the acquisition of Dynamic Offshore Resources, LLC (“Dynamic”) by SandRidge and SandRidge’s issuance of approximately 74 million shares of SandRidge common stock and $750.0 million aggregate principal amount of 8.125% Senior Notes due 2022, herein referred to as the financing transactions, to fund the acquisition of Dynamic and (iii) the conveyance of royalty interests in certain oil and natural gas properties (the “Mississippian Trust II Royalty Interests”) to SandRidge Mississippian Trust II by SandRidge. These transactions are described further below.

•

Sale of Permian Properties. On December 19, 2012, SandRidge entered into an agreement to sell oil and natural gas properties located in the Permian Basin area of west Texas for an agreed upon price of $2.6 billion, subject to post-closing adjustments, to Sheridan, herein referred to as the Permian Sale. The transaction, which is subject to customary closing conditions, is expected to close in February 2013. The Permian Properties exclude assets associated with SandRidge Permian Trust (the “Permian Trust”).

•

Acquisition of Properties from Hunt. On June 20, 2012, SandRidge acquired oil and natural gas properties from Hunt for approximately $38.5 million, net of purchase price adjustments and subject to post-closing adjustments. The properties comprise approximately 184,000 gross (103,000 net) acres in the Gulf of Mexico.

•

Dynamic Acquisition. On April 17, 2012, SandRidge completed its acquisition of Dynamic for approximately $1.2 billion, comprised of approximately $680.0 million in cash and approximately 74 million shares of SandRidge common stock, referred to herein as the Dynamic Acquisition. Dynamic is an oil and natural gas exploration, development and production company with operations in the Gulf of Mexico.

•

8.125% Senior Notes due 2022. On April 17, 2012, concurrent with the closing of the Dynamic Acquisition, SandRidge issued $750.0 million aggregate principal amount of 8.125% Senior Notes due 2022. Net proceeds from the offering were approximately $730.1 million after deducting offering expenses, and were used primarily to finance the cash portion of the Dynamic Acquisition.

•

SandRidge Mississippian Trust II. On April 23, 2012, SandRidge Mississippian Trust II (the “Mississippian Trust II”), a Delaware statutory trust, completed its initial public offering (“IPO”) of 29,900,000 common units representing beneficial interests in the Mississippian Trust II. Net proceeds to the Mississippian Trust II, after underwriting discounts and commissions, were $590.2 million. Concurrent with the closing, SandRidge conveyed the Mississippian Trust II Royalty Interests in exchange for the net proceeds of the Mississippian Trust II’s IPO, which were further reduced by $3.1 million for a structuring fee paid to certain of the underwriters, and 19,825,000 units (7,393,750, common units and 12,431,250, subordinated units) representing approximately 39.9% of the beneficial interest in the Mississippian Trust II. The Mississippian Trust II Royalty Interests are in certain existing wells and wells to be drilled on oil and natural gas properties leased by SandRidge in the Mississippian formation in northern Oklahoma and southern Kansas within an area of mutual interest. SandRidge used the net proceeds from the offering for general corporate purposes, which included the funding of its drilling program.

The unaudited pro forma condensed balance sheet is based on the unaudited September 30, 2012 SandRidge balance sheet and includes pro forma adjustments to give effect to the Permian Sale as if it occurred on September 30, 2012. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2012 is based on the unaudited statement of operations of SandRidge for the nine months ended September 30, 2012, the unaudited statement of revenues and direct operating expenses of the properties acquired from Hunt for the period of January 1, 2012 through June 20, 2012 and the unaudited statement of operations of Dynamic for the period of January 1, 2012 through April 17, 2012 and includes pro forma adjustments to give effect to the Permian Sale, the acquisition of properties from Hunt, the Dynamic Acquisition, the financing transactions and the Mississippian Trust II Royalty Interests conveyance as if those transactions occurred on January 1, 2011. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 is based on the audited statement of operations of SandRidge, the audited statement of revenues and direct operating expenses of the properties acquired from Hunt and the audited statement of operations of Dynamic for the year ended December 31, 2011 and includes pro forma adjustments to give effect to the Permian Sale, the acquisition of properties from Hunt, the Dynamic Acquisition and the financing transactions as if they occurred on January 1, 2011. Additionally, the audited statements of operations of both SandRidge and Dynamic for the year ended December 31, 2011 have been adjusted for certain acquisition or divesture transactions, as further described below.

SandRidge’s historical results for the year ended December 31, 2011 have been adjusted on a pro forma basis to give effect to (i) its conveyance of the Mississippian Trust II Royalty Interests to the Mississippian Trust II (described above), (ii) the sale of certain producing properties located in eastern Texas (the “East Texas Properties”) and (iii) its conveyance of royalty interests in certain oil and natural gas properties located in Andrews County, Texas (the “Permian Trust Royalty Interests”) to the Permian Trust. SandRidge’s historical results for the year ended December 31, 2011 have also been adjusted to give effect to SandRidge’s July 2010 acquisition of Arena Resources, Inc. (“Arena”), including all related adjustments, as if they had occurred prior to 2011. The sale of the East Texas Properties, the conveyance of the Permian Trust Royalty Interests and the acquisition of Arena are described further below.

•	East Texas Sale. On November 14, 2011, SandRidge sold producing properties located on over 23,000 net acres in Gregg, Harrison, Rusk and Panola counties in Texas for $231.0 million.

•

SandRidge Permian Trust. On August 16, 2011, the Permian Trust completed its initial public offering of 34,500,000 common units representing beneficial interests in the Permian Trust. Net proceeds to the Permian Trust, after certain offering expenses, were $580.6 million. Concurrent with the closing, SandRidge conveyed the Permian Trust Royalty

Interests in exchange for the net proceeds of the Permian Trust’s IPO and 18,000,000 units (4,875,000 common units and 13,125,000 subordinated units), representing approximately 34.3% of the beneficial interest in the Permian Trust. SandRidge used a portion of the net proceeds from the offering to repay borrowings under its senior credit facility and for general corporate purposes.

•

Arena Acquisition. On July 16, 2010, SandRidge completed the acquisition of all of the outstanding shares of common stock of Arena, referred to herein as the Arena Acquisition. In connection with the acquisition, SandRidge paid $4.50 in cash and issued 4.7771 shares of SandRidge common stock for each share of Arena common stock outstanding for a total value per share of $35.79, based upon the $6.55 closing price of SandRidge common stock on July 16, 2010, the closing date of the acquisition. The consideration received by Arena shareholders was valued at $1.4 billion in the aggregate. SandRidge was the surviving parent company after completion of the acquisition. Arena was an oil and natural gas exploration, development and production company with operations in Texas, Oklahoma, Kansas and New Mexico. In the second quarter of 2011, SandRidge completed its valuation of assets acquired and liabilities assumed related to the Arena Acquisition.

Dynamic’s historical consolidated statement of operations for the year ended December 31, 2011 has been adjusted on a pro forma basis to give effect to its acquisition of certain oil and natural gas interests in the Gulf of Mexico as described further below.

•

XTO Acquisition. On August 31, 2011, Dynamic acquired certain oil and natural gas interests in the Gulf of Mexico from XTO Offshore Inc. and other related subsidiaries of ExxonMobil Corporation (“Exxon”) for $173.5 million (the “XTO Acquisition”). The properties acquired comprise substantially all of the Gulf of Mexico assets that Exxon acquired as part of its acquisition of XTO Energy, Inc. in 2010.

The pro forma adjustments reflecting: (i) SandRidge’s sale of the Permian Properties, (ii) SandRidge’s acquisition of properties from Hunt, (iii) the acquisition of Dynamic by SandRidge under the acquisition method of accounting, (iv) SandRidge’s conveyance of the Mississippian Trust II Royalty Interests to the Mississippian Trust II, (v) SandRidge’s sale of the East Texas Properties, (vi) SandRidge’s conveyance of the Permian Trust Royalty Interests to the Permian Trust, (vii) final adjustments recorded in 2011 related to SandRidge’s Arena Acquisition, and (viii) Dynamic’s XTO Acquisition include the use of estimates and assumptions as described in the related notes. The pro forma adjustments are based on information available to management at the time these unaudited pro forma condensed combined financial statements were prepared. SandRidge believes the estimates and assumptions used are reasonable and the significant effects of the transaction are properly reflected. However, the estimates and assumptions are subject to change as additional information becomes available. The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the acquisition of properties from Hunt or the Dynamic Acquisition. Additionally, the unaudited pro forma condensed combined statements of operations exclude the impact of non-recurring expenses SandRidge and Dynamic have incurred or will incur as a result of the Permian Sale, the acquisition of properties from Hunt, the Dynamic Acquisition and related financing. Such non-recurring costs primarily consist of non-capitalizable banking and legal fees, the loss on the Permian Sale, the bargain purchase gain associated with the Dynamic Acquisition and an income tax benefit resulting from a partial release of the valuation allowance on SandRidge’s deferred tax asset. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 also excludes certain non-recurring adjustments recorded in 2011 relating to SandRidge’s July 2010 acquisition of Arena.

The unaudited pro forma financial information is for informational purposes only and is not intended to represent or to be indicative of the results that actually would have occurred had the transactions described above been completed as of the dates set forth in this unaudited pro forma financial information and should not be taken as indicative of SandRidge’s future combined results of operations or financial position. Actual results may differ significantly from that reflected in the unaudited pro forma financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma financial information and actual results. The unaudited pro forma financial information should be read in conjunction with the accompanying footnotes, SandRidge’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2012 and Annual Report on Form 10-K for the year ended December 31, 2011, the Mississippian Trust II’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2012, Dynamic’s financial statements and related notes for the year ended December 31, 2011 included in SandRidge’s Current Report on Form 8-K filed on April 9, 2012 and for the three months ended March 31, 2012 included in SandRidge’s Current Report on Form 8-K filed on May 18, 2012, the unaudited Statement of Revenues and Direct Operating Expenses for the three months ended March 31, 2012 and the audited Statement of Revenues and Direct Operating Expenses for the year ended December 31, 2011 for the properties acquired from Hunt, both included in SandRidge’s Current Report on Form 8-K/A on August 31, 2012, the Permian Trust’s Annual Report on Form 10-K for the year ended December 31, 2011, and other information that SandRidge has filed with the Securities and Exchange Commission.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

SEPTEMBER 30, 2012

	SandRidge Historical	Sale of Permian Properties Pro Forma Adjustments		SandRidge Pro Forma Combined
	(In thousands, except per share amounts)
ASSETS
Current assets
Cash and cash equivalents	$673,680	$2,600,000	(a)
		(9,150	)(b)	$3,264,530
Accounts receivable, net	382,094	—		382,094
Derivative contracts	81,127	—		81,127
Inventories	3,343	—		3,343
Costs in excess of billings and estimated contract loss	36,133	—		36,133
Prepaid expenses	37,187	—		37,187
Other current assets	15,623	—		15,623

Total current assets	1,229,187	2,590,850		3,820,037
Oil and natural gas properties, net (full cost method)	7,555,798	(2,964,121	)(c)(e)	4,591,677
Other property, plant and equipment, net	638,160	—		638,160
Restricted deposits	27,943	—		27,943
Derivative contracts	36,394	—		36,394
Goodwill	235,396	(99,644	)(d)	135,752
Other assets	121,369	—		121,369

Total assets	$9,844,247	$(472,915)		$9,371,332

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$—	$—		$—
Accounts payable and accrued expenses	779,200	—		779,200
Derivative contracts	18,503	—		18,503
Asset retirement obligation	117,044	—		117,044

Total current liabilities	914,747	—		914,747
Long-term debt	4,300,431	—		4,300,431
Derivative contracts	53,760	—		53,760
Asset retirement obligation	354,479	(19,191	)(e)	335,288
Other long-term obligations	15,810	—		15,810

Total liabilities	5,639,227	(19,191)		5,620,036

Equity
SandRidge Energy, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 50,000 shares authorized 8.5% Convertible perpetual preferred stock; 2,650 shares issued and outstanding; aggregate liquidation preference of $265,000	3	—		3
6.0% Convertible perpetual preferred stock; 2,000 shares issued and outstanding; aggregate liquidation preference of $200,000	2	—		2
7.0% Convertible perpetual preferred stock; 3,000 shares issued and outstanding; aggregate liquidation preference of $300,000	3	—		3
Common stock, $0.001 par value, 800,000 shares authorized; 491,805 issued and 490,807 outstanding	476	—		476
Additional paid-in capital	5,209,029	—		5,209,029
Treasury stock, at cost	(7,038)	—		(7,038)
Accumulated deficit	(2,544,473)	(453,724	)(f)	(2,998,197)

Total SandRidge Energy, Inc. stockholders’ equity	2,658,002	(453,724)		2,204,278
Noncontrolling interest	1,547,018	—		1,547,018

Total equity	4,205,020	(453,724)		3,751,296

Total liabilities and equity	$9,844,247	$(472,915)		$9,371,332

The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

	SandRidge Historical	Dynamic Historical	Dynamic Acquisition Pro Forma Adjustments		SandRidge as Adjusted for Dynamic Acquisition	Properties Acquired from Hunt Historical (o)	Properties Acquired from Hunt Pro Forma Adjustments		SandRidge Mississippian Trust II Pro Forma Adjustments	Sale of Permian Properties Pro Forma Adjustments		SandRidge Pro Forma Combined
	(In thousands, except per share amounts)
Revenues
Oil and natural gas	$1,259,375	$173,588	$1,229	(a)	$1,434,192	$28,232	$—		$—	$(438,742	)(s)	$1,023,682
Drilling and services	90,701	—	—		90,701	—	—		—	—		90,701
Midstream and marketing	27,866	—	—		27,866	—	—		—	—		27,866
Other	14,925	3,117	—		18,042	—	—		—	—		18,042

Total revenues	1,392,867	176,705	1,229		1,570,801	28,232	—		—	(438,742)		1,160,291
Expenses
Production	342,824	48,721	17,697	(b)	409,242	11,519	—		—	(72,481	)(s)	348,280
Production taxes	36,222	—	752	(b)	36,974	462	—		—	(20,403	)(s)	17,033
Drilling and services	52,468	—	—		52,468	—	—		—	—		52,468
Midstream and marketing	27,187	—	—		27,187	—	—		—	—		27,187
Exploration	—	2,864	(2,864	)(c)	—	—	—		—	—		—
Depreciation and depletion — oil and natural gas	392,452	55,177	(27,358	)(d)
			(177	)(e)	420,094	—	10,695	(d)	—	(106,806	)(d)	323,983
Depreciation and amortization — other	46,357	—	—		46,357	—	—		—	—		46,357
Accretion of asset retirement obligation	19,625	—	5,360	(b)
			1,853	(f)	26,838	—	1,937	(p)	—	(984	)(t)	27,791
General and administrative	158,798	9,989	(3,250	)(g)
			(12,880	)(h)	152,657	—	(155	)(h)	250 (q)	—		152,752
(Gain) loss on derivative contracts	(221,707)	—	28,922	(b)	(192,785)	—	—		—	—		(192,785)
Loss on sale of assets	3,755	—	—		3,755	—	—		—	—		3,755
Other	—	25,116	(23,809	)(b)
			(1,307	)(i)	—	—	—		—	—		—

Total expenses	857,981	141,867	(17,061)		982,787	11,981	12,477		250	(200,674)		806,821

Income from operations	534,886	34,838	18,290		588,014	16,251	(12,477)		(250)	(238,068)		353,470

Other income (expense)
Interest expense	(217,428)	(6,633)	6,633	(j)
			(18,112	)(j)
			(501	)(j)
			10,875	(k)	(225,166)	—	—		—	—		(225,166)
Bargain purchase gain	124,446	—	(124,446	)(l)	—	—	—		—	—		—
Loss on derivative contracts	—	(28,922)	28,922	(b)	—	—	—		—	—		—
Loss on extinguishment of debt	(3,056)	—	—		(3,056)	—	—		—	—		(3,056)
Other income (expense), net	3,629	(3,387)	—		242	—	—		—	—		242

Total other expense	(92,409)	(38,942)	(96,629)		(227,980)	—	—		—	—		(227,980)

Income (loss) before income taxes	442,477	(4,104)	(78,339)		360,034	16,251	(12,477)		(250)	(238,068)		125,490
Income tax benefit	(103,414)	(923)	104,251	(m)	(86)	—	—		—	—	(u)	(86)

Net income (loss)	545,891	(3,181)	(182,590)		360,120	16,251	(12,477)		(250)	(238,068)		125,576
Less: net income attributable to noncontrolling interest	111,626	—	—		111,626	—	—		11,739 (r)	—		123,365

Net income (loss) attributable to SandRidge Energy, Inc.	434,265	(3,181)	(182,590)		248,494	16,251	(12,477)		(11,989)	(238,068)		2,211
Preferred stock dividends	41,644	—	—		41,644	—	—		—	—		41,644

Income available (loss applicable) to SandRidge Energy, Inc. common stockholders	$392,621	$(3,181)	$(182,590)		$206,850	$16,251	$(12,477)		$(11,989)	$(238,068)		$(39,433)

Earnings (loss) per share
Basic	$0.88				$0.44							$(0.08)

Diluted	$0.81				$0.43							$(0.08)

Weighted average number of SandRidge Energy, Inc. common shares outstanding
Basic	445,991		29,153	(n)	475,144							475,144

Diluted	537,300		(60,981	)(n)	476,319					(1,175	)(v)	475,144

The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

	SandRidge Pro Forma Historical (Note 4)	Dynamic Pro Forma Historical (Note 5)	Dynamic Acquisition Pro Forma Adjustments		SandRidge As Adjusted for Dynamic Acquisition	Properties Acquired from Hunt Historical (o)	Properties Acquired from Hunt Pro Forma Adjustments	Sale of Permian Properties Pro Forma Adjustments		SandRidge Pro Forma Combined
	(In thousands, except per share amounts)
Revenues
Oil and natural gas	$1,187,259	$616,420	$(3,050	)(a)
			(16,496	)(b)	$1,784,133	$87,112	$—	$(604,782	)(s)	$1,266,463
Drilling and services	103,298	—	—		103,298	—	—	—		103,298
Midstream and marketing	66,690	—	—		66,690	—	—	—		66,690
Other	18,431	—	16,496	(b)	34,927	—	—	—		34,927

Total revenues	1,375,678	616,420	(3,050)		1,989,048	87,112	—	(604,782)		1,471,378
Expenses
Production	309,367	133,094	58,087	(b)	500,548	28,780	—	(101,111	)(s)	428,217
Production taxes	44,850	—	797	(b)	45,647	1,353	—	(28,078	)(s)	18,922
Drilling and services	65,654	—	—		65,654	—	—	—		65,654
Midstream and marketing	66,007	—	—		66,007	—	—	—		66,007
Exploration	—	15,085	(15,085	)(c)	—	—	—	—		—
Depreciation and depletion – oil and natural gas	311,459	203,457	(103,809	)(d)
			(10,851	)(e)	400,256	—	23,942 (d)	(113,791	)(d)	310,407
Depreciation and amortization – other	53,630	—	—		53,630	—	—	—		53,630
Accretion of asset retirement obligations	9,215	—	15,028	(b)
			7,443	(f)	31,686	—	3,876 (p)	(1,042	)(t)	34,520
Impairment	2,825	—	—		2,825	—	—	—		2,825
General and administrative	150,143	24,400	(9,279	)(g)	165,264	—	—	—		165,264
Gain on derivative contracts	(44,075)	—	(43,734	)(b)	(87,809)	—	—	—		(87,809)
Gain on sale of assets	(2,044)	—	(19	)(b)	(2,063)	—	—	—		(2,063)
Other	—	84,124	(73,893	)(b)
			(10,231	)(i)	—	—	—	—		—

Total expenses	967,031	460,160	(185,546)		1,241,645	30,133	27,818	(244,022)		1,055,574

Income from operations	408,647	156,260	182,496		747,403	56,979	(27,818)	(360,760)		415,804

Other income (expense)
Interest expense	(234,200)	(13,007)	13,007	(j)
			(60,938	)(j)
			(1,688	)(j)	(296,826)	—	—	—		(296,826)
Bargain purchase gain	—	282	—		282	—	—	—		282
Gain on derivative contracts	—	43,734	(43,734	)(b)	—	—	—	—		—
Loss on extinguishment of debt	(38,232)	—	—		(38,232)	—	—	—		(38,232)
Other income (expense), net	970	(145)	—		825	—	—	—		825

Total other (expense) income	(271,462)	30,864	(93,353)		(333,951)	—	—	—		(333,951)

Income before income taxes	137,185	187,124	89,143		413,452	56,979	(27,818)	(360,760)		81,853
Income tax expense (benefit)	377	(5,359)	5,359	(m)	377	—	—	—	(u)	377

Net income	136,808	192,483	83,784		413,075	56,979	(27,818)	(360,760)		81,476
Less: net income attributable to noncontrolling interest	98,370	460	—		98,830	—	—	—		98,830

Net income (loss) attributable to SandRidge Energy, Inc.	38,438	192,023	83,784		314,245	56,979	(27,818)	(360,760)		(17,354)
Preferred stock dividends	55,583	—	—		55,583	—	—	—		55,583

(Loss applicable) income available to SandRidge Energy, Inc. common stockholders	$(17,145)	$192,023	$83,784		$258,662	$56,979	$(27,818)	$(360,760)		$(72,937)

(Loss) earnings per share
Basic	$(0.04)				$0.55					$(0.15)

Diluted	$(0.04)				$0.54					$(0.15)

Weighted average number of common shares outstanding
Basic	398,851		73,759	(n)	472,610					472,610

Diluted	398,851		81,553	(n)	480,404			(7,794	)(v)	472,610

The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1.    Basis of Presentation

On December 19, 2012, SandRidge Energy, Inc. (“SandRidge”) entered into an agreement to sell oil and natural gas properties located in the Permian Basin area of west Texas (the “Permian Properties”) for an agreed upon price of $2.6 billion, subject to post-closing adjustments, to Sheridan Holding Company II, LLC (“Sheridan”), herein referred to as the Permian Sale. The transaction, which is subject to customary closing conditions, is expected to close in February 2013. The Permian Sale excludes assets associated with SandRidge Permian Trust (“the Permian Trust”).

On June 20, 2012, SandRidge acquired oil and natural gas properties from Hunt Oil Company, Hunt Chieftain Development, L.P., and Hunt Oil Company of Louisiana, Inc. (collectively, “Hunt”) for $38.5 million, net of purchase price adjustments and subject to post-closing adjustments. The properties comprise approximately 184,000 gross (103,000 net) acres in the Gulf of Mexico.

On April 23, 2012, SandRidge Mississippian Trust II (the “Mississippian Trust II”), a Delaware statutory trust, completed its initial public offering (“IPO”) of 29,900,000 common units representing beneficial interests in the Mississippian Trust II. Net proceeds to the Mississippian Trust II, after underwriting discounts and commissions, were $590.2 million. Concurrent with the closing, SandRidge conveyed certain royalty interests to the Mississippian Trust II in exchange for the net proceeds of the Mississippian Trust II’s IPO, which were further reduced by $3.1 million for a structuring fee paid to certain of the underwriters, and 19,825,000 units (7,393,750 common units and 12,431,250 subordinated units) representing approximately 39.9% of the beneficial interest in the Mississippian Trust II. The royalty interests conveyed to the Mississippian Trust II are in certain existing wells and wells to be drilled on oil and natural gas properties leased by SandRidge in the Mississippian formation in northern Oklahoma and southern Kansas within an area of mutual interest (the “Mississippian Trust II Royalty Interests”).

On February 1, 2012, SandRidge and Dynamic Offshore Holding, LP (the “Seller”) entered into an agreement for SandRidge to acquire 100% of the outstanding equity interests of Dynamic Offshore Resources, LLC (“Dynamic”), a wholly-owned subsidiary of the Seller. On April 17, 2012, SandRidge completed its acquisition of Dynamic for approximately $1.2 billion, comprised of approximately $680.0 million in cash and approximately 74 million shares of SandRidge’s common stock, referred to herein as the Dynamic Acquisition. Dynamic is an oil and natural gas exploration, development and production company with operations in the Gulf of Mexico.

SandRidge secured $725.0 million in committed financing (the “Bridge Loan”) from Bank of America, N.A., SunTrust Bank and The Royal Bank of Scotland plc that was available for SandRidge’s use to fund the cash portion of the Dynamic purchase price. SandRidge incurred a $10.9 million fee in connection with securing the Bridge Loan. Rather than using the Bridge Loan, however, SandRidge issued $750.0 million of 8.125% Senior Notes due 2022 (the “8.125% Senior Notes”) on April 17, 2012 to primarily fund the cash portion of the Dynamic purchase price. The pro forma effects of the 8.125% Senior Notes and common stock issuance, herein referred to as the financing transactions, have been reflected in the pro forma adjustments.

The unaudited pro forma condensed balance sheet is based on the unaudited September 30, 2012 SandRidge balance sheet and includes pro forma adjustments to give effect to the Permian Sale as if it occurred on September 30, 2012. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2012 is based on the unaudited statement of operations of SandRidge for the nine months ended September 30, 2012, the unaudited statement of revenues and direct operating expenses of the properties acquired from Hunt for the period of January 1, 2012 through June 20, 2012 and the unaudited statement of operations of Dynamic for the period of January 1, 2012 through April 17, 2012 and includes pro forma adjustments to give effect to the Permian Sale, the acquisition of properties from Hunt, the Dynamic Acquisition, the financing transactions and the Mississippian Trust II Royalty Interests conveyance as if those transactions occurred on January 1, 2011. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 is based on the audited statement of operations of SandRidge, the audited statement of revenues and direct operating expenses of the properties acquired from Hunt and the audited statement of operations of Dynamic for the year ended December 31, 2011 and includes pro forma adjustments to give effect to the Permian Sale, the acquisition of properties from Hunt, the Dynamic Acquisition and the financing transactions as if they occurred on January 1, 2011. Additionally, the audited statements of operations of both SandRidge and Dynamic for the year ended December 31, 2011 have been adjusted for certain other acquisition or divesture transactions.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2012 and the year ended December 31, 2011 exclude the impact of non-recurring expenses SandRidge and Dynamic have incurred or will incur as a result of the Permian Sale, the acquisition of properties from Hunt, the Dynamic Acquisition and related financings. Such non-recurring expenses primarily consist of banking and legal fees, the loss on the Permian Sale, the bargain purchase gain associated with the Dynamic Acquisition and an income tax benefit resulting from a partial release of the valuation allowance on SandRidge’s deferred tax asset. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 also excludes certain non-recurring adjustments recorded in 2011 relating to SandRidge’s July 2010 acquisition of Arena Resources, Inc. (“Arena”).

SandRidge’s historical results for the year ended December 31, 2011 have been adjusted on a pro forma basis to give effect to (i) its conveyance of the Mississippian Trust II Royalty Interests to the Mississippian Trust II (described above), (ii) the sale of certain producing properties located in eastern Texas (the “East Texas Properties”) and (iii) its conveyance of the royalty interests in certain oil and natural gas properties located in Andrews County, Texas (the “Permian Trust Royalty Interests”) to the Permian Trust. SandRidge’s historical results for the year ended December 31, 2011 have also been adjusted to give effect to final adjustments recorded in 2011 by SandRidge with respect to its July 2010 acquisition of Arena as if they had occurred prior to 2011. See Note 4 to the unaudited pro forma condensed combined financial statements for further discussion of these pro forma adjustments to the SandRidge historical statement of operations. Dynamic’s historical consolidated statement of operations for the year ended December 31, 2011 has also been adjusted on a pro forma basis to give effect to Dynamic’s 2011 acquisition of certain oil and natural gas interests in the Gulf of Mexico. See Note 5 to the unaudited pro forma condensed combined financial statements for further discussion of these pro forma adjustments to the Dynamic historical statement of operations.

SandRidge believes that the estimates and assumptions used in the preparation of these unaudited pro forma financial statements provide a reasonable basis for presenting the effects directly attributable to the transactions described above. The unaudited pro forma financial information should be read in conjunction with the accompanying footnotes, SandRidge’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2012 and Annual Report on Form 10-K for the year ended December 31, 2011, the Mississippian Trust II’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2012, Dynamic’s financial statements and related notes for the year ended December 31, 2011 included in SandRidge’s Current Report on Form 8-K filed on April 9, 2012 and for the three months ended March 31, 2012 included in SandRidge’s Current Report on Form 8-K filed on May 18, 2012, the unaudited Statement of Revenues and Direct Operating Expenses for the three months ended March 31, 2012 and the audited Statement of Revenues and Direct Operating Expenses for the year ended December 31, 2011 for the properties acquired from Hunt, both included in SandRidge’s Current Report on Form 8-K/A filed on August 31, 2012, the Permian Trust’s Annual Report on Form 10-K for the year ended December 31, 2011, and other information that SandRidge has filed with the Securities and Exchange Commission.

Consolidation of the Trusts by SandRidge. In accordance with Accounting Standards Codification Topic 810, including the guidance in Accounting Standards Update 2009-17, SandRidge consolidates the activities of variable interest entities of which it is the primary beneficiary. SandRidge has determined that it is the primary beneficiary of the Permian Trust and began consolidating the activities of the Permian Trust with its results beginning in August 2011. Additionally, SandRidge has determined that it is the primary beneficiary of the Mississippian Trust II and began consolidating the activities of the Mississippian Trust II with its results beginning in April 2012. In consolidation, the royalty trust net income attributable to common units of the royalty trusts owned by third parties is reflected as noncontrolling interest. Accordingly, the pro forma impact of the Permian Trust Royalty Interests and Mississippian Trust II Royalty Interests conveyances primarily are limited to giving effect to noncontrolling interest accounting.

Note 2.    Pro Forma Adjustments – Unaudited Pro Forma Condensed Balance Sheet

The following adjustments were made in the preparation of the unaudited pro forma condensed balance sheet:

(a)	Adjustment to reflect proceeds from the Permian Sale.
(b)	Adjustment to reflect the amount of associated transaction fees to be paid.
(c)	Adjustment to reflect the reduction to oil and natural gas properties for the Permian Sale. The historical value of the proved properties sold was determined by allocating the historical net book value of SandRidge’s full cost pool based on the fair value of the oil and natural gas properties included in the Permian Sale relative to the fair value of SandRidge’s full cost pool as of September 30, 2012. The fair value of the oil and natural gas properties was estimated using a discounted cash flow model, with future cash flows estimated based upon estimated oil and natural gas reserve quantities and forward strip oil and natural gas prices as of September 30, 2012, discounted to present value using SandRidge’s risk-weighted assessments for proved, probable and possible reserves and an industry-based weighted average cost of capital. The historical value of the unproved properties was based on the historical cost of the acreage.
(d)	Adjustment to reflect reduction for goodwill allocated to the Permian Properties. The allocation of goodwill was based on the relative fair value of the Permian Properties and the remaining portion of the reporting unit as of September 30, 2012.
(e)	Adjustment to reflect reduction of asset retirement obligation (“ARO”) and capitalized retirement costs for amounts attributable to the Permian Properties.
(f)	Adjustment to reflect the loss on the Permian Sale and the transaction fees that will be incurred. The loss was calculated as the difference between the proceeds received less the historical value of the Permian Properties (as discussed in (c) above) and the allocated goodwill (as discussed in (d) above). A loss was recognized in accordance with full cost accounting based on the anticipated significant alteration of the relationship between SandRidge’s capitalized costs and proved reserves as a result of the Permian Sale. The loss and transaction fees have not been included in the accompanying unaudited pro forma condensed combined statements of operations due to their non-recurring nature.

Note 3.    Pro Forma Adjustments – Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined statements of operations:

(a)	Adjustment to reverse the effect on revenues of natural gas imbalances recorded by Dynamic under the entitlement method. SandRidge uses the sales method of accounting for natural gas imbalances.
(b)	Adjustments to align the presentation of Dynamic’s revenues and expenses based on the statement of operations line items and presentation utilized by SandRidge.
(c)	Adjustment to eliminate expense related to unsuccessful exploration costs, geological and geophysical costs and delay rentals attributable to the development of oil and natural gas properties from Dynamic’s historical financial statements in accordance with the full cost method of accounting for oil and natural gas properties. SandRidge follows the full cost method of accounting for oil and natural gas properties while Dynamic followed the successful efforts method of accounting for oil and natural gas properties prior to its acquisition by SandRidge. Certain costs that are capitalized under the full cost method are expensed under the successful efforts method. These costs consist primarily of unsuccessful exploration drilling costs, geological and geophysical costs, delay rental on leases, abandonment costs and general and administrative expenses directly related to exploration and development activities.
(d)	Adjustment to depreciation and depletion resulting from the pro forma calculation of the combined entity’s depletion expense under the full cost method of accounting for oil and natural gas properties. The pro forma depletion adjustments utilize average depletion rates of $15.65 and $13.01 per Boe for the nine months ended September 30, 2012 and year ended December 31, 2011, respectively. The pro forma depletion adjustments for the nine months ended September 30, 2012 reflect depletion using the combined entity’s rate through the acquisition date for the acquisition of properties from Hunt (June 20, 2012) and the Dynamic Acquisition (April 17, 2012) or an average depletion rate of $14.89. Under the successful efforts method of accounting, proved property acquisition costs are amortized on a unit-of-production basis over total proved reserves and costs of wells, related equipment and facilities are depreciated over the life of the proved developed reserves that will utilize those capitalized assets on a field-by-field basis. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are included in a single full cost pool, which is amortized on a unit-of-production basis over total proved reserves.

(e)	Adjustment to eliminate the impairment of oil and natural gas properties recorded by Dynamic under the successful efforts method of accounting.
(f)	Adjustment to Dynamic’s accretion expense due to changes in ARO as a result of calculating the obligation based upon SandRidge’s credit adjusted risk-free rate.
(g)	Adjustment to capitalize a portion of Dynamic’s general and administrative expenses as allowed under the full cost method, using SandRidge’s historical capitalization rates of approximately 33% and 38% for the period of January 1 through April 17, 2012 and the year ended December 31, 2011, respectively.
(h)	Adjustment to eliminate non-recurring acquisition costs, which were included in SandRidge’s historical statement of operations for the nine months ended September 30, 2012.
(i)	Adjustment to eliminate the loss on abandonment recorded by Dynamic under the successful efforts method of accounting. Under full cost accounting, any differences between the recorded ARO and actual plugging and abandonment costs are recorded as an adjustment to accumulated depletion.
(j)	Adjustment to eliminate historical interest expense on Dynamic’s debt, which was repaid at closing, record interest expense on the $750.0 million principal amount of 8.125% Senior Notes and amortize estimated debt issuance costs of $19.9 million related to the 8.125% Senior Notes over the term of the notes. The pro forma adjustment for the nine months ended September 30, 2012 reflects interest expense and amortization of debt issuance costs through April 17, 2012.
(k)	Adjustment to eliminate the non-recurring fee SandRidge incurred to secure the Bridge Loan, which was included in SandRidge’s historical statement of operations for the nine months ended September 30, 2012.
(l)	Adjustment to reverse the bargain purchase gain resulting from the Dynamic Acquisition. The bargain purchase gain is the excess fair value of net assets acquired over consideration paid and was included in SandRidge’s historical statement of operations for the nine months ended September 30, 2012.
(m)	Adjustment to reverse Dynamic’s income tax benefit. There was no pro forma income tax provision related to the acquisition of Dynamic due to SandRidge’s net deferred tax asset position and the corresponding full valuation allowance. A net deferred tax liability resulted from the difference between the estimated fair value and SandRidge’s tax basis in the assets acquired and liabilities assumed. The net deferred tax liability also includes the effects of deferred tax assets associated with net operating losses and other tax attributes acquired through the Dynamic Acquisition. This net deferred tax liability was offset with SandRidge’s existing net deferred tax asset, resulting in the release of $103.3 million of valuation allowance against SandRidge’s existing net deferred tax asset, which is reflected in SandRidge’s historical statement of operations for the nine months ended September 30, 2012. The release of the valuation allowance is considered non-recurring and therefore reversed in the pro forma adjustments for the nine months ended September 30, 2012.
(n)	Adjustment to weighted average shares outstanding for the issuance of SandRidge common stock in conjunction with the Dynamic Acquisition.
(o)	Adjustment to recognize revenues and direct operating expenses of the properties acquired from Hunt.
(p)	Adjustment to record accretion expense on ARO assumed in the acquisition of oil and natural gas properties from Hunt.
(q)	The Mississippian Trust II’s general and administrative expenses are estimated at $1.3 million annually and include an annual administrative services fee of $0.3 million payable by the Mississippian Trust II to SandRidge that is eliminated in consolidation. Adjustment for the Mississippian Trust II for the nine months ended September 30, 2012 is net of amounts attributable to the Mississippian Trust II from April 23, 2012 to September 30, 2012 already reflected in the SandRidge historical results.
(r)	Reflects net income of the Mississippian Trust II attributable to the third-party beneficial ownership of 60.1%. Such amounts were estimated based on pro forma distributable income of the Mississippian Trust II of $27.7 million less depletion of $8.2 million for the nine months ended September 30, 2012.
(s)	Adjustment to reduce oil and natural gas sales, production expense and production tax expense for amounts attributable to the Permian Properties during the nine months ended September 30, 2012 and the year ended December 31, 2011.
(t)	Adjustment to reduce accretion expense for amounts attributable to ARO associated with the Permian Properties during the nine months ended September 30, 2012 and the year ended December 31, 2011.
(u)	No adjustment to income taxes for income tax attributable to net revenues generated by the Permian Properties during the nine months ended September 30, 2012 or the year ended December 31, 2011 as the effective tax rate is deemed to be 0% as a result of SandRidge’s full valuation allowance on its net deferred tax asset.
(v)	Adjustment to the weighted average number of common shares outstanding – diluted based on pro forma loss applicable to SandRidge Energy, Inc. common stockholders for the nine months ended September 30, 2012 and the year ended December 31, 2011.

Note 4.    SandRidge’s Unaudited Pro Forma Condensed Statement of Operations

SandRidge’s unaudited pro forma condensed statement of operations for the year ended December 31, 2011 included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 gives effect to the following transactions:

•

SandRidge Mississippian Trust II. On April 23, 2012, the Mississippian Trust II completed its IPO. Concurrent with the closing, SandRidge conveyed the Mississippian Trust II Royalty Interests to the Mississippian Trust II in exchange for the net proceeds of the IPO and 19,825,000 units. See Note 1 for further discussion of the Mississippian Trust II’s IPO.

•

East Texas Sale. On November 14, 2011, SandRidge sold producing properties located on over 23,000 net acres in Gregg, Harrison, Rusk and Panola counties in Texas for $231.0 million (“East Texas Sale”).

•

SandRidge Permian Trust. On August 16, 2011, the Permian Trust completed its IPO of 34,500,000 common units representing beneficial interests in the Permian Trust. Net proceeds to the Permian Trust, after certain offering expenses, were $580.6 million. Concurrent with the closing, SandRidge conveyed the Permian Trust Royalty Interests in exchange for the net proceeds of the Permian Trust’s IPO and 18,000,000 units (4,875,000 common units and 13,125,000 subordinated units), representing approximately 34.3% of the beneficial interest in the Permian Trust.

•

Arena Acquisition. On July 16, 2010, SandRidge completed the acquisition of all of the outstanding shares of common stock of Arena. In connection with the acquisition, SandRidge paid $4.50 in cash and issued 4.7771 shares of SandRidge common stock for each share of Arena common stock outstanding for a total value per share of $35.79, based upon the $6.55 closing price of SandRidge common stock on July 16, 2010, the closing date of the acquisition. The consideration received by Arena shareholders was valued at $1.4 billion in the aggregate. SandRidge was the surviving parent company after completion of the acquisition. In the second quarter of 2011, SandRidge completed its valuation of assets acquired and liabilities assumed related to the Arena Acquisition.

The unaudited pro forma condensed statement of operations for the year ended December 31, 2011 is based on the audited statement of operations of SandRidge for the year ended December 31, 2011, and includes pro forma adjustments to give effect to SandRidge’s conveyance of the Permian Trust Royalty Interests to the Permian Trust, the East Texas Sale and the conveyance of the Mississippian Trust II Royalty Interests to the Mississippian Trust II as if those transactions occurred on January 1, 2011, and to reflect the effects of final adjustments for the Arena Acquisition. SandRidge believes that the assumptions used provide a reasonable basis for presenting the effects directly attributable to these transactions. Certain reclassifications have been made to the historical statement of operations for the year ended December 31, 2011 to conform to the presentation in the historical statement of operations for the nine months ended September 30, 2012.

SandRidge Energy, Inc.

Unaudited Pro forma Condensed Statement of Operations

Year Ended December 31, 2011

	SandRidge Historical	Pro Forma Adjustments								SandRidge Pro Forma Historical
		Arena Acquisition		Dispositions
				SandRidge Permian Trust		East Texas Properties		SandRidge Mississippian Trust II
	(In thousands, except per share amounts)
Revenues
Oil and natural gas	$1,226,794	—		—		$(39,535	)(f)	—		$1,187,259
Drilling and services	103,298	—		—		—		—		103,298
Midstream and marketing	66,690	—		—		—		—		66,690
Other	18,431	—		—		—		—		18,431

Total revenues	1,415,213	—		—		(39,535)		—		1,375,678
Expenses
Production	322,877	—		—		(13,510	)(f)	—		309,367
Production taxes	46,069	—		—		(1,219	)(f)	—		44,850
Drilling and services	65,654	—		—		—		—		65,654
Midstream and marketing	66,007	—		—		—		—		66,007
Depreciation and depletion — oil and natural gas	317,246	—		—		(5,787	)(g)	—		311,459
Depreciation and amortization — other	53,630	—		—		—		—		53,630
Accretion of asset retirement obligation	9,368	—		—		(153	)(g)	—		9,215
Impairment	2,825	—		—		—		—		2,825
General and administrative	148,643	—		500	(c)	—		1,000	(c)	150,143
Gain on derivative contracts	(44,075)	—		—		—		—		(44,075)
Gain on sale of assets	(2,044)	—		—		—		—		(2,044)

Total expenses	986,200	—		500		(20,669)		1,000		967,031

Income from operations	429,013	—		(500)		(18,866)		(1,000)		408,647

Other income (expense)
Interest expense	(237,332)	—		3,132	(d)	—		—		(234,200)
Loss on extinguishment of debt	(38,232)	—		—		—		—		(38,232)
Other income, net	3,122	(2,152	)(a)	—		—		—		970

Total other expense	(272,442)	(2,152)		3,132		—		—		(271,462)

Income before income taxes	156,571	(2,152)		2,632		(18,866)		(1,000)		137,185
Income tax (benefit) expense	(5,817)	6,247	(b)	—		(53	)(h)	—		377

Net income	162,388	(8,399)		2,632		(18,813)		(1,000)		136,808
Less: net income attributable to noncontrolling interest	54,323	—		27,138	(e)	—		16,909	(i)	98,370

Net income attributable to SandRidge Energy, Inc.	108,065	(8,399)		(24,506)		(18,813)		(17,909)		38,438
Preferred stock dividends	55,583	—		—		—		—		55,583

Income available (loss applicable) to SandRidge Energy, Inc. common stockholders	$52,482	$(8,399)		$(24,506)		$(18,813)		$(17,909)		$(17,145)

Earnings (loss) per share
Basic	$0.13									$(0.04)

Diluted	$0.13									$(0.04)

Weighted average number of common shares outstanding

Basic	398,851									398,851

Diluted	406,645							(7,794	)(j)	398,851

(a)	Adjustment to reverse income resulting from the final adjustment to liabilities established in the Arena Acquisition purchase price allocation that were reduced to zero based on final information received during the year ended December 31, 2011. Income from adjusting the liability is considered non-recurring and therefore reversed in the unaudited pro forma condensed statement of operations.
(b)	Adjustment to reverse the release of a portion of SandRidge’s valuation allowance for the year ended December 31, 2011. A deferred tax liability resulted from the step-up in basis on the property acquired from Arena. This deferred tax liability was offset with SandRidge’s existing net deferred tax asset, resulting in the release of $7.0 million of valuation allowance against SandRidge’s existing net deferred tax asset for the year ended December 31, 2011. The $7.0 million valuation allowance release is presented net of $0.8 million of income tax expense related to the filing of Arena’s final tax returns. The release of the valuation allowance is considered non-recurring and therefore reversed in the unaudited pro forma condensed statement of operations for the year ended December 31, 2011.
(c)	The Permian Trust and Mississippian Trust II’s general and administrative expenses are each estimated at $1.3 million annually and include an annual administrative services fee of $0.3 million payable by each of the Permian Trust and Mississippian Trust II to SandRidge that will be eliminated in consolidation. Adjustment for the Permian Trust for the year ended December 31, 2011 is net of amounts attributable to the Permian Trust from August 16, 2011 to December 31, 2011 already reflected in the SandRidge historical results.
(d)	Adjustment to reflect reduction of interest expense due to repayment of amounts outstanding under SandRidge’s senior secured revolving credit facility with proceeds from the Permian Trust’s IPO.
(e)	Reflects net income of the Permian Trust attributable to third-party beneficial ownership of 65.7%. Such amounts were estimated based on pro forma distributable income of the Permian Trust of $89.8 million less estimated depletion of $14.9 million for the year ended December 31, 2011. Adjustment for the year ended December 31, 2011 is net of amounts attributable to the Permian Trust from August 16, 2011 to December 31, 2011 already reflected in the SandRidge historical results.
(f)	Adjustment to reduce oil and natural gas sales, production expense and production tax expense for amounts attributable to the East Texas Properties during the year ended December 31, 2011.
(g)	Adjustment to reduce depletion, using the unit-of-production method under the full cost method of accounting, and accretion expense for amounts attributable to the East Texas Properties during the year ended December 31, 2011.
(h)	Adjustment to income tax expense for income tax attributable to net revenues generated by the East Texas Properties during the year ended December 31, 2011. Adjustment was based upon the SandRidge consolidated effective income tax rate excluding the effects of adjustments to SandRidge’s valuation allowance caused by the Arena Acquisition discussed in (b) above.
(i)	Reflects net income of the Mississippian Trust II attributable to third-party beneficial ownership of 60.1%. Such amounts were estimated based on pro forma distributable income of the Mississippian Trust II of $37.3 million less estimated depletion of $9.2 million for the year ended December 31, 2011.
(j)	Adjustment to the weighted average number of common shares outstanding – diluted based on pro forma loss applicable to SandRidge Energy, Inc. common stockholders.

Note 5.    Dynamic Unaudited Pro Forma Condensed Statement of Operations

Dynamic’s unaudited pro forma condensed statement of operations for the year ended December 31, 2011 included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 gives effect to its acquisition of certain oil and natural gas interests in the Gulf of Mexico from XTO Offshore Inc. and other related subsidiaries of ExxonMobil Corporation (“Exxon”) for $173.5 million on August 31, 2011 (the “XTO Acquisition”). The properties acquired comprise substantially all of the Gulf of Mexico assets that Exxon acquired as part of its acquisition of XTO Energy, Inc. in 2010.

Dynamic Offshore Resources, LLC

Unaudited Pro Forma Condensed Statement of Operations

For the Year Ended December 31, 2011

	Dynamic Historical	XTO Acquisition	Pro Forma Adjustments		Dynamic Pro Forma Historical
	(In thousands)
Revenues	$520,782	$95,638	$—		$616,420
Expenses
Production	113,487	19,607	—		133,094
Exploration expense	15,085	—	—		15,085
Depreciation, depletion and amortization	173,585	—	29,872	(a)	203,457
General and administrative expense	24,400	—	—		24,400
Other operating expense	77,505	4,125	2,494	(a)	84,124

Total expenses	404,062	23,732	32,366		460,160

Income from operations	116,720	71,906	(32,366)		156,260

Other income (expense)
Interest expense	(9,503)	—	(3,504	)(b)	(13,007)
Commodity derivative income	43,734	—	—		43,734
Bargain purchase gain	282	—	—		282
Other	(145)	—	—		(145)

Total other income	34,368	—	(3,504)		30,864

Income before income taxes	151,088	71,906	(35,870)		187,124
Income tax benefit	(5,359)	—	—		(5,359)

Net income	156,447	71,906	(35,870)		192,483
Less: net income attributable to noncontrolling interest	460	—	—		460

Net income attributable to Dynamic	$155,987	$71,906	$(35,870)		$192,023

(a)	Adjustment to reflect additional depreciation, depletion and amortization expense and accretion expense attributable to XTO Acquisition properties.

(b)	Adjustment to reflect additional interest expense incurred on $173.7 million in borrowings to fund the XTO Acquisition from January 1, 2011 to August 31, 2011, at an estimated annual rate of approximately 3.0%.